Exhibit 24

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, being a director of TrustCo Bank Corp NY, a New York corporation (the "Company"), hereby constitutes and appoints Michael M. Ozimek and Michael Hall, and each of them, her true and lawful attorney-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for her and in her name, place and stead in any and all capacities, to sign Forms 3, 4, and 5 under the Securities Exchange Act of 1934, as amended, and any amendment thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Forms 3, 4 and 5 shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand on the day of September, 2026.

/s/ Patricia Kieper-Fusco
Patricia Kieper-Fusco
State of New York

County of Albany

ss:

On this 21 day of September in the year 2026 before me, the undersigned, personally appeared Patricia A. Kieper-Fusco, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity and that by her signature on the instrument the individual executed the instrument, and that such individual made such appearance before the undersigned.

/s/ Scott A Leggio	SCOTT A LEGGIO
NOTARY PUBLIC	NOTARY PUBLIC-STATE OF NEW YORK
No. 01LE0028973
Qualified in Greene County
My Commission Expires 09-18-2028